UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

North Haven Net REIT

(Exact name of Registrant as Specified in its Charter)

Maryland	000-56611	92-2570735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, 33rd Floor
New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: ((212)) 761-2340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On October 31, 2025, North Haven Net REIT, a Maryland statutory trust (the “Company”), declared distributions for each class of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing Fee	Net Distribution
Class S Common Shares	$0.1151	$0.0145	$0.1006
Class F-S Common Shares	$0.1151	$0.0145	$0.1006
Class I Common Shares	$0.1151	$-	$0.1151
Class IO Common Shares	$0.1151	$-	$0.1151
Class F-I Common Shares	$0.1151	$-	$0.1151
Class F-IO Common Shares	$0.1151	$-	$0.1151
Class E Common Shares	$0.1151	$-	$0.1151

The net distributions for each class of Common Shares (which represents the gross distributions less shareholder servicing fees for the applicable class of Common Shares) are payable to shareholders of record as of the close of business on October 31, 2025, and will be paid on or about November 20, 2025. These distributions will be paid in cash or reinvested in the applicable class of Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH HAVEN NET REIT
Date:	October 31, 2025	By:	/s/ Douglas Armer
		Name:	Douglas Armer
		Title:	Chief Financial Officer and Head of Capital Markets